Exhibit 21.1


                 Subsidiaries of the Company


                   Atlantic Coast Airlines
                 (a California corporation)

                  Atlantic Coast Jet, Inc.
                  (a Delaware corporation)

                Atlantic Coast Airlines, Inc.
                  (a Delaware corporation)

                Atlantic Coast Academy, Inc.
                  (a Delaware corporation)